UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Suite 600, Houston, TX		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with the execution of the Loan Agreement with Frost Bank, the Company’s credit agreements with JPMorgan Chase NA were terminated and all outstanding principal and interest were paid.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2015, American Electric Technologies, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Frost Bank (“Frost”). The Loan Agreement provides two revolving credit facilities to the Company. The first facility (“Facility A”) provides the Company with a $4.0 million revolving line of credit with a two-year term, subject to a maximum loan amount (the “Borrowing Base”) based on a formula related the value of certain of the Company’s accounts, inventories and equipment. The Company may borrow, repay and reborrow, under Facility A, but not in excess of the Borrowing Base, until December 29, 2017, when all outstanding principal and accrued interest becomes due and payable. The Company borrowed $1.04 million under Facility A upon initiation of the Loan Agreement.

The second facility (“Facility B”) provides the Company with a $4.5 million declining revolving line of credit which may be borrowed, repaid and reborrowed with a maturity date of December 29, 2020 when all outstanding principal and accrued interest becomes due and payable. The amount available to borrow under Facility B declines from the initial $4.5 million by $150,000 each six months and any amount borrowed in excess of the reduced borrowing amount available will be immediately repaid upon such reduction date. The Company borrowed $4.5 million under Facility B upon initiation of the Loan Agreement.

The Company’s obligations under Facility A are secured by:

1. All our accounts receivable of borrower, whether now owned or hereafter acquired.

2. All our inventory, whether now owned or hereafter acquired.

3. All our machinery and equipment, whether now owned or hereafter acquired.

4. All future distributions from joint ventures.

The Company’s obligations under Facility B are secured by:

1. Our fee simple interest in certain real estate and improvements in Beaumont, Texas.

2. Any parking, utility and ingress/egress easements on the foregoing property.

3. A collateral assignment on all future distributions from joint ventures.

The Company’s subsidiaries, M&I Electric Industries, Inc. and South Coast Electric are additional obligors on the Loan Agreement.

The Loan Agreement contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including maximum debt to tangible net worth and free cash flow to debt service at the end of each fiscal quarter, and covenants that place conditions upon the Company’s ability to merge or consolidate with other companies, sell any material part of its business or property, incur liens and pay dividends.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the definitive Loan Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Loan Agreement between Registrant and Frost Bank dated December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: January 6, 2016	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO